                                                                     EXHIBIT 3.2


                AMENDMENT OF RESTATED ARTICLES OF INCORPORATION
                                      OF
                         LEGGETT & PLATT, INCORPORATED




To: Honorable Judith Moriarty
    Secretary of State
    State of Missouri
    Jefferson City, MO  65101



     Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

                                      I.

     The name of the corporation is Leggett & Platt, Incorporated. The name under which it was originally organized was Leggett & Platt Spring Bed and Manufacturing Company.

                                      II.

     One amendment to the Corporation's Restated Articles of Incorporation, as amended, was adopted by the Corporation's shareholders on May 12, 1993.

                                     III.

     The amendment is as follows:

     The introductory paragraph of Article III is amended to read in its entirety as follows:

               "The aggregate number of shares which the corporation shall have the authority to issue is Three Hundred Million (300,000,000) shares of Common Stock of One Cent ($.01) par value and One Hundred Million (100,000,000) shares of Preferred Stock without par value."


                                      IV.

     The only class of the Corporation's securities entitled to vote on this amendment was the Corporation's Common Stock, $1.00 par value. Of the 38,254,181 shares of Common Stock, $1.00 par value, issued and outstanding, 38,254,181 shares were entitled to vote on the amendment. No outstanding shares of any class of securities were entitled to vote as a class on the amendment.

                                 V.

     The number of shares of Common Stock, $1.00 par value, voted for and against the amendment was as follows:

No. of Shares     No. of Shares     No. of Shares
  Voted For       Voted Against       Abstained
-------------     -------------     -------------
 24,367,853         5,975,126          238,454

     IN WITNESS WHEREOF, the undersigned, Thomas D. Sherman, Vice President of Leggett & Platt, Incorporated, has executed this instrument and John A. Lyckman, Assistant Secretary of Leggett & Platt, Incorporated, has affixed its corporate seal hereto and attested said seal on the 12th day of May, 1993.


(CORPORATE SEAL)                          LEGGETT & PLATT, INCORPORATED


ATTEST:


 /s/ JOHN A. LYCKMAN                      /s/ THOMAS D. SHERMAN
---------------------------------         ----------------------------------
John A. Lyckman                           Thomas D. Sherman
Assistant Secretary                       Vice President


STATE OF MISSOURI     )

                       )  ss.

COUNTY OF NEWTON      )


     I, Cindy A. Adams, a notary public, do hereby certify that on this 12th day of May, 1993, personally appeared before me Thomas D. Sherman, who being by me first duly sworn, declared that he is the Vice President of Leggett & Platt, Incorporated, that he signed the foregoing document as Vice President of the Corporation, and that the statements therein contained are true.


                                 /s/ CINDY A. ADAMS
                                 ----------------------------------
                                 Cindy A. Adams, Notary Public


My Commission Expires:  June 13, 1993